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                                                                    Exhibit 99.1


[CD&L LOGO]


80 Wesley Street, South Hackensack, NJ 07606
Phone: (201) 487-7740 Fax: (201) 489-6974

Contacts:  Russell Reardon, CFO
           CD&L, Inc.
           (201) 487-7740

FOR IMMEDIATE RELEASE


           CD&L Continues To Experience Quarterly Revenue Improvement

                   2003 Second Quarter Revenue Increases 5.1%

SOUTH HACKENSACK, N.J., August 19, 2003 - CD&L, Inc. (Amex:CDV), one of the nation's leading providers of customized, time-critical delivery services announced today its Second Quarter 2003 results along with the filing of the Company's Quarterly Report on Form 10-Q.
         Revenue for the three months ended June 30, 2003 increased by $2.0 million, or 5.1%, to $40.9 million from $38.9 million for the three months ended June 30, 2002. Net income for the three months ended June 30, 2003 decreased by $218,000 to $222,000, or $.03 per basic share, from $440,000 for the three months ended June 30, 2002. The decrease in net income was primarily due to economic and competitive pressures on pricing, increases in direct delivery expenses, and increased premises rent, principally as a result of a need for larger and additional facilities. Overhead expenses as a percentage of revenue were lower in the reporting quarter versus the same quarter last year and the company reported another reduction in general compensation.
         CD&L, Inc., based in South Hackensack, NJ operates 57 facilities in 21 states, with annual revenues of approximately $160,000,000. The Company has over 1,400 employees and utilizes approximately 2,200 independent contractors to provide time-sensitive delivery services to thousands of customers across the country.


                                      # # #

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                           CD&L, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except share information)

                                                                       June 30,         December 31, 2002
                                                                         2003
                                                                   -----------------    ------------------
                                                                     (Unaudited)

                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $2,002              $1,452
  Accounts receivable, net                                                  15,662              14,909
  Prepaid expenses and other current assets                                  2,728               2,119
                                                                   -----------------    ------------------
    Total current assets                                                    20,392              18,480

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                      975               1,233
GOODWILL, net                                                               11,531              11,531
INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net
                                                                               549                 661
NOTE RECEIVABLE FROM STOCKHOLDER, net                                            -                   -
OTHER ASSETS                                                                 2,137               1,916
                                                                   -----------------    ------------------
    Total assets                                                           $35,584             $33,821
                                                                   =================    ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings                                                     $3,099           $       -
  Current maturities of long-term debt                                       2,780               3,442
  Accounts payable, accrued liabilities and bank overdrafts
                                                                            12,103              12,169
                                                                   -----------------    ------------------
    Total current liabilities                                               17,982              15,611

LONG-TERM DEBT, net of current maturities                                   12,558              14,041
OTHER LONG-TERM LIABILITIES                                                    316                 269
                                                                   -----------------
                                                                                        ------------------
    Total liabilities                                                       30,856              29,921
                                                                   -----------------    ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value; 2,000,000 shares
   authorized; no shares issued and outstanding                                  -                   -
 Common stock, $.001 par value; 30,000,000 shares
   authorized; 7,688,027 shares issued at June 30, 2003 and
   December 31, 2002                                                             8                   8
 Additional paid-in capital                                                 12,883              12,883
 Treasury stock, 29,367 shares at cost                                        (162)               (162)
 Accumulated deficit                                                        (8,001)             (8,829)
                                                                   -----------------    ------------------
    Total stockholders' equity                                               4,728               3,900
                                                                   -----------------    ------------------
    Total liabilities and stockholders' equity                             $35,584             $33,821
                                                                   =================    ==================

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                           CD&L, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     For the Three Months Ended             For the Six Months
                                                              June 30,                        Ended June 30,
                                                  ---------------------------------    -----------------------------
                                                       2003              2002             2003              2002
                                                  ---------------    --------------    ------------    -------------

     Revenue                                         $40,887            $38,885           $81,194         $77,434

     Cost of revenue                                  33,149             30,653            66,192          61,274
                                                  ---------------    --------------    ------------    -------------

       Gross profit                                    7,738              8,232            15,002          16,160
                                                  ---------------    --------------    ------------    -------------

     Costs and Expenses:

     Selling, general and
        administrative expenses                        6,607              6,395            13,135          13,349
     Depreciation and amortization                       189                305               406             608
     Other (income) expense, net                         (65)                99            (1,166)             49
     Interest expense                                    637                700             1,247           1,411
                                                  ---------------    --------------    ------------    -------------

     Total Costs and Expenses                          7,368              7,499            13,622          15,417
                                                  ---------------    --------------    ------------    -------------

     Income before provision for income taxes
                                                         370                733             1,380             743

     Provision for income taxes                          148                293               552             297

                                                  ---------------    --------------    ------------    -------------
       Net income                                       $222               $440              $828            $446
                                                  ===============    ==============    ============    =============

     Net income per share:
       Basic                                            $.03               $.06              $.11            $.06
                                                  ===============    ==============    ============    =============
       Diluted                                          $.03               $.05              $.10            $.05
                                                  ===============    ==============    ============    =============

     Basic weighted average common
        shares outstanding                             7,659              7,659             7,659           7,659
                                                  ===============    ==============    ============    =============
     Diluted weighted average common
        shares outstanding                             8,165              8,169             8,167           8,168
                                                  ===============    ==============    ============    =============